Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

16 January 2024

Matter No.: 837304
Doc Ref: VF/iy/109159938
852 2842 9500
Vivien.Fung@conyers.com

Creative Global Technology Holdings Limited

Unit 03, 22/F, Westin Centre

26 Hung To Road, Kwun Tong

Hong Kong

Dear Sir/ Madam,

Re:	Creative Global Technology Holdings Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 19 July 2023 and amendments No.1, No.2 and No.3 filed on 14 August 2023, 20 October 2023 and 3 November 2023 respectively and amendment No.4 to be filed on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of ordinary shares par value US$0.001 each (the “Ordinary Shares”) of the Company. The Registration Statement contains two prospectuses, being (i) a prospectus to be used for the public offering by the Company of up to 2,000,000 Ordinary Shares (the “IPO Shares”) and (ii) a prospectus to be used for the resale by CHSZ Holdings Limited (the “Selling Shareholder”) of 2,000,000 Ordinary Shares.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.

We have also reviewed copies of:

1.1.	the memorandum of association of the Company (the “MoA”), the minutes of the meeting of the board of directors of the Company held on 11 April 2023, and the unanimous written resolutions of the sole member of the Company dated 11 April 2023 (the “Share Subdivision Resolutions”);

1.2.	unanimous written resolutions of the directors of the Company dated 19 July 2023 and 8 January 2024, unanimous written resolutions of the sole member of the Company dated 19 July 2023, and unanimous written resolutions of all members of the Company dated 8 January 2024 (together with the Share Subdivision Resolutions, the “Resolutions”);

Partners: Piers J. Alexander, Christopher W. H. Bickley, Peter H. Y. Ching, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Paul M. L. Lim, Anna W. X. Lin, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo, Mark P. Yeadon

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

1.3.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 2 January 2024 (the “Certificate Date”); and

1.4.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.6.	that upon issue of any Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; and

2.7.	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with, and be declared effective by, the Commission.

3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

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4.2.	Based solely on our review of the MoA and the Share Subdivision Resolutions, the Company has an authorised share capital of US$500,000 divided into 500,000,000 shares of a nominal or par value of US$0.001 each.

4.3.	The Company has taken all corporate action required to authorise the allotment and issue of the IPO Shares. When issued and paid for as contemplated by the Registration Statement, the IPO Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.4.	Based solely on our review of the register of members of the Company certified by the secretary of the Company on 12 January 2024, as at 12 January 2024, the Selling Shareholder was the registered holder of 2,000,000 Ordinary Shares, and such Ordinary Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.5.	The statements under the caption “Taxation – Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material aspects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation – Cayman Islands Taxation” and “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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